KRAMER LEVIN NAFTALIS & FRANKEL LLP
                               919 THIRD AVENUE
                         NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                            47, Avenue Hoche
FAX (212) 715-8000                                               75008 Paris
                                                                      France

                               April 24, 2001





The Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219


            Re:   The Victory Variable Insurance Funds
                  Post-Effective Amendment No. 3
                  File Nos. 333-62051; 811-8979
                  -------------------------------------

Dear Ladies and Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 3 to Registration Statement No. 333-62051 on Form N-1A. In addition, we incorporate by reference our opinion as to the legality of the securities being registered as filed on May 10, 1999 as an Exhibit to Pre-Effective Amendment No. 1.


                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP